SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2004

UNITED FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1128 South Main Street, Graham, North Carolina 27253

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On February 6, 2004, United Financial, Inc. (the “Registrant”) issued a press release (the “Press Release”) to report quarter end results for December 31, 2003. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 5. The press release reported that net income (unaudited) for the three and twelve months ended December 31, 2003 was $104,000 and $724,000, respectively, compared to $232,000 and $700,000 for the same periods in 2002. Earnings for 2003 include gains from the sale of investments of $215,000 for the twelve months ended December 31, 2003, compared with $13,000 in 2002. The Registrant reported gains from the sale of SBA loan guarantees of $44,000 during the twelve months ended December 31, 2002. The Registrant’s assets at December 31, 2003 increased to $131 million compared with $126 million at December 31, 2002. The Registrant’s shareholders’ equity was approximately $10 million at both December 31, 2003 and 2002. For the three months ended December 31, 2003, net interest income increased to $1,050,000 from $1,026,000 during the same period last year. For the twelve months ended December 31, 2003, net interest income decreased to $3.8 million from $4 million last year. For the three months ended December 31, 2003, non interest income decreased to $161,000 from $179,000 during the same period last year. For the twelve months ended December 31, 2003, non interest income increased from $600,000 to $984,000 due to investment gains and increased fees on brokered loan sales. For the three and twelve month periods ended December 31, 2003, non-interest expense increased to $1.1 million and $3.9 million, respectively, from $931,000 and $3.3 million during the same periods last year.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 6, 2004 with respect to the Registrant’s financial results for fourth quarter and the year ended December 31, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 6, 2004, the Registrant issued the Press Release to report quarter end results for December 31, 2003. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 12. The press release reported that net income (unaudited) for the three and twelve months ended December 31, 2003 was $104,000 and $724,000, respectively, compared to $232,000 and $700,000 for the same periods in 2002. Earnings for 2003 include gains from the sale of investments of $215,000 for the twelve months ended December 31, 2003, compared with $13,000 in 2002. The Registrant reported gains from the sale of SBA loan guarantees of $44,000 during the twelve months ended December 31, 2002. The Registrant’s assets at December 31, 2003 increased to $131 million compared with $126 million at December 31, 2002. The Registrant’s shareholders’ equity was approximately $10 million at both December 31, 2003 and 2002. For the three months ended December 31, 2003, net interest income increased to $1,050,000 from $1,026,000 during the same period last year. For the twelve months ended December 31, 2003, net interest income decreased to $3.8 million from $4 million last year. For the three months ended December 31, 2003, non interest income decreased to $161,000 from $179,000 during the same period last year. For the twelve months ended December 31, 2003, non interest income increased from $600,000 to $984,000 due to investment gains and increased fees on brokered loan sales. For the three and twelve month periods ended December 31, 2003, non-interest expense increased to $1.1 million and $3.9 million, respectively, from $931,000 and $3.3 million during the same periods last year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.

By:	/s/ William M. Griffith, Jr.
William M. Griffith, Jr.
President and CEO

Dated: February 6, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release